SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 18, 2002

TRIDON ENTERPRISES INCORPORATED

(Exact name of Registrant as Specified in Charter)

Colorado	000-13628

(State of Other Jurisdiction	(Commission
of Incorporation)	File Number)

Room 1305, 13/F Progress Commercial Building
7-17 Irving Street, Causeway Bay, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 011-852-2972-2772

(Former name or Former Address, if Changed Since Last Report)

ITEM 8. CHANGE IN REGISTRANT’S FISCAL YEAR
SIGNATURES

ITEM 8. CHANGE IN REGISTRANT’S FISCAL YEAR

On March 18, 2002, the Registrant’s Board of Directors determined to change the fiscal year of the Registrant from April 30 to December 31. The change was to make the Registrant’s fiscal year consistent with the historical fiscal year of Alpha Sky Investment Limited, the operating company acquired by Registrant pursuant to a Share Exchange Agreement dated as of December 21, 2001. No transition report will be filed as the Registrant filed the required financial statements through October 31, 2001 on Registrant’s Form 8-K/A filed on February 2, 2002 and Registrant has filed quarterly reports through the quarter ended October 31, 2001. Accordingly, Registrant will file an Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDON ENTERPRISES INCORPORATED

Date March 19, 2002	By /s/ BRIAN BRICK
Name: Brian Brick Title: Chief Operating Officer

3